CHURCHILL DOWNS INCORPORATED
                               700 CENTRAL AVENUE
                           LOUISVILLE, KENTUCKY 40208

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 17, 1999
To the Shareholders of
Churchill Downs Incorporated:

        Notice is hereby given that the Annual Meeting of Shareholders of Churchill Downs Incorporated (the "Company"), a Kentucky corporation, will be held at Churchill Downs Sports Spectrum, 4520 Poplar Level Road, Louisville, Kentucky, on Thursday, June 17, 1999, at 10:00 a.m., E.D.T. for the following purposes:

        I. To elect five (5) Class III Directors for a term of three (3) years(Proposal No.1);

        II. To approve amending the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from 20,000,000 to 50,000,000 shares (Proposal No. 2);

        III. To approve or disapprove the minutes of the 1998 Annual Meeting of Shareholders, approval of which does not amount to ratification of actions taken at such meeting (Proposal No.3); and

        IV. To transact such other business as may properly come before the meeting or any adjournment thereof, including matters incident to its conduct.

        The close of business on April 20, 1999, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting, and only shareholders of record at that time will be entitled to notice of and to vote at the meeting and at any adjournments thereof.

        Shareholders who do not expect to attend the meeting in person are urged to sign, date and promptly return the Proxy that is enclosed herewith.

        By Order of the Board of Directors.

                                            REBECCA C. REED
                                            Senior Vice President,
                                            General Counsel and Secretary
April 28, 1999

                          CHURCHILL DOWNS INCORPORATED
                               700 CENTRAL AVENUE
                           LOUISVILLE, KENTUCKY 40208


                                 PROXY STATEMENT

           Annual Meeting of Shareholders To Be Held on June 17, 1999

        The enclosed Proxy is being solicited by the Board of Directors (the "Board of Directors") of Churchill Downs Incorporated (the "Company") to be voted at the 1999 Annual Meeting of Shareholders to be held on Thursday, June 17, 1999, at 10:00 a.m., E.D.T. (the "Annual Meeting"), at the Churchill Downs Sports Spectrum, 4520 Poplar Level Road, Louisville, Kentucky, and any adjournments thereof. This solicitation is being made primarily by mail and at the expense of the Company. Certain officers and directors of the Company and persons acting under their instruction may also solicit Proxies on behalf of the Board of Directors by means of telephone calls, personal interviews and mail at no additional expense to the Company. The Proxy and this Proxy Statement are being sent to shareholders on or about April 28, 1999.

Voting Rights
        Only holders of record of the Company's Common Stock, No Par Value ("Common Stock"), on April 20, 1999, are entitled to notice of and to vote at the Annual Meeting. On that date, 7,525,041 shares of Common Stock were outstanding and entitled to vote. Each shareholder has one vote per share on all matters coming before the Annual Meeting, other than the election of directors. In the election of directors, a shareholder is entitled by Kentucky law to exercise "cumulative" voting rights; that is, the shareholder is entitled to cast as many votes as equals the number of shares owned by the shareholder multiplied by the number of directors to be elected and may cast all such votes for a single nominee or distribute them among the nominees in any manner that the shareholder desires. Shares represented by proxies received may be voted cumulatively (see "Election of Directors"). Under the Company's Articles of Incorporation and Bylaws and the Kentucky statutes, abstentions and broker non-votes on any matter are not counted in determining the number of votes required for the election of a director or passage of any matter submitted to the shareholders. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

        If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDERDOES NOT SPECIFY OTHERWISE, THE SHARES REPRESENTED BY THE SHAREHOLDER'S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "ELECTION OF DIRECTORS," FOR

APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION, FOR APPROVAL OF THE MINUTES OF THE 1998 ANNUAL MEETING OF SHAREHOLDERS AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

Revocation of Proxy

        A proxy may be revoked at any time before the shares it represents are voted by giving written notice of revocation to the Secretary of the Company and such revocation shall be effective for all votes after receipt.

                      Common Stock Owned by Certain Persons

        The following table sets forth information concerning the beneficial ownership of the Common Stock as of April 15, 1999, by [i] the only persons known by the Board of Directors to own beneficially more than five percent (5%) of the Common Stock and [ii] the Company's directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by them.

                                          Shares
          Name and Address              Beneficially
         of Beneficial Owner              Owned                      %  of Class

Darrell R. Wells
4350 Brownsboro Road
Suite 310
Louisville, Kentucky  40207            479,310(1)(2)                        6.4%

Charles W. Bidwill, Jr.
911 Sunset Road
Winnetka, Illinois  60093               440,680(2)                          5.9%

27 Directors and Executive
Officers as a Group                   2,586,640(2)(3)                      34.4%

--------------
(1) Of the total shares listed above, Mr. Wells disclaims beneficial ownership of 44,800 shares held by The Wells Foundation, Inc., of which he is a trustee and of 284,880 shares held by The Wells Family Partnership, of which he is the Managing General Partner. Mr. Wells shares voting and investment power with respect to all shares attributed to him in the above table.

(2) See "Executive Officers of the Company," "Election of Directors," and "Continuing Directors," below.

(3) Includes 273,400 shares issuable under currently exercisable options.

             Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who beneficially own more than ten percent (10%) of the Company's Common Stock file certain reports with the Securities and Exchange Commission ("SEC") with regard to their beneficial ownership of the Common Stock. The Company is required to disclose in this Proxy Statement any failure to file or late filings of such reports. For the Company's prior fiscal year, based solely on its review of the forms filed with the SEC, the Company believes that all filing requirements applicable to its directors, executive officers and ten percent (10%) beneficial owners were satisfied.

                        Executive Officers of the Company

    The Company's executive officers, as listed below, are elected annually to their executive offices and serve at the pleasure of the Board of Directors.


                                                                         Common Stock of the
                                                                      Company Beneficially Owned
                                                                      as of April 15, 1999(1)(2)

                                   Position(s) With Company
   Name and Age                      and Term of Office                  Amount       % of Class
William S. Farish (3)      Director since 1985;  Chairman of the           86,560           1.2%
60                         Board since 1992

Thomas H. Meeker           President  and  Chief  Executive Officer       172,313          42.3%
55                         since 1984; Director since 1995

Vicki L. Baumgardner       Vice  President,  Finance  and  Treasurer       15,306(5)         .2%
47                         since  February  1993; Controller from
                           1989 to February 1993

David E. Carrico           Senior Vice President, Sales since              22,120(6)         .3%
48                         December  1996;  Senior Vice President,
                           Administration  from June 1994 to
                           December 1996; Vice President of
                           Marketing from 1990 to June 1994

Robert L. Decker           Executive  Vice  President and  Chief            2,000            *
51                         Financial  Officer  since January 1999;
                           Senior  Vice  President, Finance  and
                           Development, and Chief Financial Officer
                           from March 1997 to December 1998



                                                                         Common Stock of the
                                                                      Company Beneficially Owned
                                                                      as of April 15, 1999(1)(2)

                                   Position(s) With Company
   Name and Age                      and Term of Office                  Amount       % of Class
Dan L. Parkerson           Senior Vice President, Property Management      22,400(7)         .3%
56                         since January 1999; Senior Vice President,
                           Live  Racing  from   December  1996  to
                           December  1998;  General Manager from June
                           1991 to December 1998
Rebecca C. Reed            Senior Vice President, General Counsel and         485            *
41                         Secretary  since  January  1999; Associate
                           General Counsel and  Assistant  Secretary
                           from  January 1998 to December  1998;
                           Corporate  Counsel from January 1994 to
                           December 1997
Donald R. Richardson       Senior Vice President, Racing since January      2,742(8)         *
53                         1999; Vice President, Racing from September
                           1994 to December 1998; Stakes Coordinator
                           from August 1990 to August 1994
Jeffrey M. Smith           President,  Churchill Downs  Management         28,576(9)         .4%
46                         Company    since  January   1993;    Senior
                           Vice  President,   Planning  and   Development
                           from February   1993  to   December   1996;
                           Senior  Vice President,   Finance  from  1991
                           to  February   1993;
                           Treasurer from 1986 to February 1993
Karl F. Schmitt, Jr.       Senior  Vice  President, Communications         15,426(10)        .2%
46                         since March 1998; Vice President, Corporate
                           Communications since 1990
Alexander M. Waldrop       Senior Vice President and General Manager       28,382(11)        .4%
42                         since January 1999; Senior Vice President,
                           Administration  from December 1996 to December
                           1998; Senior  Vice President  from June  1994
                           to  December  1996;  General  Counsel  and
                           Secretary from August 1992 to December 1998


------------------
*Less than 0.1%

(1) See the Tables on Option Grants in Last Fiscal Year and Aggregate Year-End Option Values under "Executive Compensation" below for a discussion of stock options granted by the Board of Directors to executive officers during 1998.

(2) No executive officer shares voting or investment power with respect to his or her beneficially owned shares, except that Mr. Meeker shares investment and voting power with respect to 26,908 shares.

(3) Mr. Farish does not serve full-time as an executive officer of the Company and is not compensated as an officer of the Company.

(4)     Includes 144,400 shares issuable under currently exercisable options.

(5)     Includes 15,000 shares issuable under currently exercisable options.

(6)     Includes 21,500 shares issuable under currently exercisable options.

(7)     Includes 21,500 shares issuable under currently exercisable options.

(8)     Includes 2,600 shares issuable under currently exercisable options.

(9)     Includes 28,000 shares issuable under currently exercisable options.

(10)    Includes 15,000 shares issuable under currently exercisable options.

(11)    Includes 28,000 shares issuable under currently exercisable options.


        From January, 1993, until joining the Company, Mr. Decker was employed as the Vice President of Finance of The Americas Hilton International Company, a subsidiary of Ladbroke Group PLC, a full service hotel and gaming enterprise. From September, 1987 to January, 1993, Mr. Decker was the Vice President of Finance and Chief Financial Officer of Ladbroke Racing Corporation, an owner and operator of thoroughbred, harness and greyhound racetracks, and off- track betting systems in the United States.

                              Election of Directors
                                (Proposal No. 1)
        At the Annual Meeting, shareholders will vote to elect five (5) persons to serve in Class III of the Board of Directors to hold office for a term of three  (3)  years  expiring  at the 2002  Annual  Meeting  of  Shareholders  and
thereafter  until  their  respective   successors  shall  be  duly  elected  and
qualified.

        The Articles of Incorporation of the Company provide that the Board of Directors shall be composed of not less than nine (9) nor more than twenty-five
(25) members, the exact number to be established by the Board of Directors, and further provide for the division of the Board of Directors into three (3) approximately equal classes, of which one (1) class is elected annually. At its meeting on June 18, 1998, the Board of Directors amended the Company's Bylaws to establish the number of directors at thirteen (13), with four (4) directors in each of Class I and Class II and with five (5) directors in Class III.

        The Company is a party to a Stock Purchase Agreement dated as of March 28, 1998 (the "Stock Purchase Agreement"), between the Company and TVI Corp., under which the Company acquired all of the shares of the stock of Racing Corporation of America from TVI Corp. as of April 21, 1998. The Stock Purchase Agreement provides that, at the regular meeting of the Board of Directors in June of 1998, Daniel Harrington, President of TVI Corp., would be nominated to serve as a director of the Company in the class of directors deemed appropriate by the Company, subject to reelection of Mr. Harrington (or a substitute nominee reasonably acceptable to the Company) by the shareholders of the Company at the next annual meeting of the shareholders of the Company if TVI Corp. continues to then hold 200,000 shares of the Company's Common

Stock and subject to the fiduciary obligations of the directors of the Company in nominating such person for election as a director.

        At the Annual Meeting, the five (5) persons named in the following table will be nominated on behalf of the Board of Directors for election as directors in Class III. All of the nominees currently serve as Class III directors of the Company and all of the nominees have agreed to serve if reelected. Under cumulative voting, the five (5) nominees receiving the highest number of votes will be elected.

Nominees for Election as Directors

                                                                          Common Stock of the
                                                                      Company Beneficially Owned
                                                                         as of April 15, 1999(3)

   Name, Age and
   Positions with        Principal Occupation (1) and
      Company              Certain Directorships (2)                     Amount       % of Class

                       Class III - Terms Expiring in 2002
Charles W. Bidwill, Jr.    Chairman of the Board, National Jockey Club    440,680           5.9%
70                         (Operator of Sportsman's Park Racetrack); For
Director since 1982        mer President and General Manager, National
                           Jockey  Club (until  December  31,  1995);
                           Director,Orange Park Kennel  Club,  Associated
                           Outdoor  Clubs (Tampa  Greyhound   Track),
                           Bayard Race ways and Caterers of North Florida,
                           Jacksonville Kennel Club, Big Shoulders Fund
                           Archdiocese  of  Chicago,  Cristo  Rey Jesuit
                           High School
Daniel P. Harrington       President and Chief Executive Officer, HTV     200,000           2.7%
43                         Industries, Inc.(private holding company with
Director since 1998        diversified   business  interests);  Former
                           Chairman  and  President, Ellis Park  Race
                           Course, Inc. (1993 to 1998); Trustee, V & V
                           Foundation
Thomas H. Meeker           President and Chief Executive Officer of the   172,313(4)        2.3%
55                         Company; Director, Anderson Park, Inc. (Chair
Director since 1995;       man), Thoroughbred Racing Association of North
President and Chief        America, Inc., Equibase Company, PNC Bank,
Executive Officer          Kentucky, Inc., National Thoroughbred Racing
since 1984                 Association,  Norton  Healthcare,  Inc.
                           (Executive Committee);  Member, Board of
                           Trustees, Centre College



                                                                          Common Stock of the
                                                                      Company Beneficially Owned
                                                                         as of April 15, 1999(3)

   Name, Age and
   Positions with          Principal Occupation (1) and
      Company                Certain Directorships (2)                     Amount     % of Class

Carl F. Pollard            Owner, Hermitage Farm since 1995 (Thorough     143,080           1.9%
60                         bred breeding); Former Chairman of the Board,
Director since 1985        Columbia  Healthcare  Corporation;  President
                           and Chief Operating Officer (1991-March 1993),
                           Humana Inc.; Director, National City Bank,
                           Kentucky (Executive Committee), Breeders' Cup
                           Limited, Kentucky Derby Museum Corporation,
                           Nexstar  Pharmaceuticals,  Inc.  (formerly
                           Vestar); Trustee,  Thoroughbred  Owners  and
                           Breeders Association
Darrell R. Wells           General Partner, Security Management Company   479,310           6.4%
56                         (Investments); Director, First Security Trust
Director since 1985        Company, Commonwealth Bancshares, Citizens
                           Financial Corporation, Commonwealth Bank &
                           Trust Company and Jundt Growth Fund
--------------
* Less than 0.1%.


(1) Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

(2) Directorships in companies with a class of securities registered pursuant to the Securities Exchange Act of 1934 or companies registered under the Investment Company Act of 1940 and, in the case of certain nominees, other directorships considered significant by them.

(3) No nominee shares voting or investment power of his beneficially owned shares, except that Mr. Meeker shares with others the voting and investment power with respect to 26,908 shares; Mr. Wells shares voting and investment power with respect to 479,310 shares; and Mr. Harrington shares voting and investment power with respect to 200,000 shares. Mr. Wells specifically disclaims beneficial ownership of 44,800 shares held by the Wells Foundation, Inc., of which he is a trustee, and of 284,880 shares held by The Wells Family Partnership, of which he is the Managing General Partner. Mr. Harrington specifically disclaims beneficial ownership of 200,000 shares held by TVI Corp.

(4)     Includes 144,400 shares issuable under currently exercisable options.

        The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as a director. If any nominee should become unavailable before the Annual Meeting, the persons named in the enclosed Proxy, or their substitutes, reserve the right to vote for substitute nominees selected by the Board of Directors. In addition, if any shareholder(s) shall vote shares cumulatively or otherwise for the election of a director or directors other than the nominees named above, or substitute nominees, or for less than all of them, the persons named in the enclosed Proxy or their substitutes, or a majority of them, reserve the right to vote cumulatively for some number less than all of the nominees named above or any substitute nominees, and for such of the persons nominated as they may choose.

Continuing Directors

        The following table sets forth information relating to the Class I and Class II directors of the Company who will continue to serve as directors until the expiration of their respective terms of office, and the Directors Emeriti, and the beneficial ownership of Common Stock by such Directors.


                                                                          Common Stock of the
                                                                      Company Beneficially Owned
                                                                         as of April 15, 1999(3)
  Name, Age and
  Positions with           Principal Occupation (1) and
    Company                  Certain Directorships (2)                   Amount       % of Class

                             Class I - Terms Expiring in 2000
William S. Farish          President, W. S. Farish & Company (Trust man    86,560           1.2%
60                         agement company) and Owner and Chief Execu
Director since 1985;       tive Officer, Lane's End Farm (Thoroughbred
Chairman since 1992        breeding and racing); Director, Add-Vision,
                           Breeders' Cup Limited and Keeneland Associa
                           tion, Incorporated; Vice Chairman and Steward,
                           Jockey Club; Chairman, American Horse Council
G. Watts Humphrey, Jr.     President, G. W. H. Holdings, Inc. (Private     36,000            .5%
54                         investment company); Chief Executive Officer,
Director since 1995        The Conair Group, Inc. (Plastics  machinery
                           equipment company),  MetalTech L.P.,  NexTech,
                           L.P.,  GalvTech,  L.P.  (Metals manufacturing
                           and  distribution  companies)  and  Centria
                           (Manufacturing and erector of metal building
                           systems); Chairman - Fourth District, Federal
                           Reserve  Bank of Cleve land;  Director,  The
                           Blood Horse, Inc.(Chairman) and   Keeneland
                           Association,  Incorporated;  Director and
                           Treasurer, Breeders' Cup Limited
Arthur B. Modell           Owner and President, Baltimore Ravens Football   2,000            *
73                         Company, Inc. (Professional football team)
Director since 1985
Dennis D. Swanson          President and General Manager, WNBC-TV              0             *
61                         (Television station); Co-Chairman, NBC Olym
Director since 1996        pics; Former President, ABC Sports, Inc. (from
                           January 1986 to May 1996); Chairman, Founda
                           tion for Minority Interests in Media, Inc. and
                           Resource Development Board, College of Com
                           munications, University of Illinois at Champaign-
                           Urbana

                        Class II - Terms Expiring in 2001

J. David Grissom           Chairman,  Mayfair  Capital, Inc.  (Private     20,100            .3%
60                         investment  firm) ;  Director,  Providian
Director since 1979        Financial  Corporation,  and  L G & E Energy
                           Corporation; Chairman, Centre  College Board
                           of Trustees



                                                                          Common Stock of the
                                                                      Company Beneficially Owned
                                                                         as of April 15, 1999(3)
  Name, Age and
  Positions with           Principal Occupation (1) and
    Company                  Certain Directorships (2)                   Amount       % of Class

Seth W. Hancock            Partner  and  Manager,  Claiborne  Farm, and  285,650           3.8%
49                         President, Hancock Farms, Inc. (Thoroughbred
Director since 1973        breeding  and  farming)  Vice  President and
                           Director,  Clay  Ward  Agency,  Inc. (Equine
                           insurance);  Director,  Hopewell  Company and
                           Keeneland Association, Incorporated
Frank B. Hower, Jr.        Retired; Former Chairman and Chief Executive     2,080            *
70                         Officer, Liberty  National  Bancorp,  Inc.,
Director since 1979        Liberty  National  Bank  &  Trust  Company o
                           Louisville;  Director,  Banc  One  Kentucky
                           Corporation, Bank One, Kentucky, NA, American
                           Life  and  Accident  Insurance  Company, and
                           Anthem, Inc.; Member, Board of Trustees, J.
                           Graham  Brown  Foundation  and  University of
                           Louisville (Chairman)
W. Bruce Lunsford          Chairman,  Ventas,  Inc. (Real  estate         200,060           2.7%
51                         investment trust); Former Chairman, President
Director since 1995        and  Chief  Executive  Officer,  Vencor, Inc.
                           (Intensive care hospitals and nursing homes);
                           Director,   ResCare, Inc., National City Bank,
                           Kentucky (Executive Committee), National City
                           Corporation (Executive Committee), Kentucky
                           Economic Development Corporation (Chairman)


                              Directors Emeriti (4)

Catesby W. Clay            Chairman, Kentucky River Coal Corporation       60,580            .8%
75                         (Coal land lessor); President, Runnymede Farm,
Director from 1953 to      Inc. (Thoroughbred breeding); Director, Kent-
1998; Director Emeritus    Mar Corp. (President), KRCC Oil & Gas Co.,
since 1998                 Inc., University of Kentucky Mining Engineering
                           Foundation; Director and President, Foundation
                           for Drug-Free Youth
John W. Barr, III          Retired; Former Chairman, National City Bank,    4,000            .1%
78                         Kentucky, Inc.; Director, Kitchen Kompact
Director from 1979 to      Company; Director, Speed Museum, Cave Hill
1993; Director Emeritus    Cemetery, and Boy Scouts of America
since 1993



                                                                          Common Stock of the
                                                                      Company Beneficially Owned
                                                                        as of April 15, 1999(3)
  Name, Age and
  Positions with           Principal Occupation (1) and
    Company                  Certain Directorships (2)                   Amount       % of Class

Louis J. Herrmann, Jr.     Owner, Louis  Herrmann  Auto  Consultant        80,130           1.1%
79                         Incorporated (Automobile sales); Director,
Director from 1968 to      Southeastern Financial Services, Inc
1994; Secretary-Treasurer
from
1985 to 1986;
Director Emeritus since
1994

Stanley F. Hugenberg, Jr.  President, Jackantom Sales Company (Manufac-     7,340            .1%
81                         turers' representative); Member, Board of
Director from 1982 to      Trustees, J. Graham Brown Foundation
1992; Director Emeritus
since 1992

William T. Young           Chairman, W.T. Young, Inc. (Warehousing),      229,320           3.1%
81                         Owner, Overbrook Farm (Thoroughbred racing
Director  from  1985       and  breeding);  Chairman,  Transylvania
to 1992; Director          University;  and Chairman,  Shakertown at
Emeritus since 1992        Pleasant Hill Kentucky, Inc.
--------------
*Less than 0.1%

(1) Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

(2) Directorships in companies with a class of securities registered pursuant to the Securities Exchange Act of 1934 or companies registered under the Investment Company Act of 1940 and, in the case of certain directors, other directorships considered significant by them.

(3) No director shares voting or investment power of his beneficially owned shares, except that Messrs. Clay, Hancock and Lunsford share with others the voting and investment power with respect to 54,580 shares, 212,650 shares and 20,000 shares, respectively. Of the total shares listed, Mr. Clay specifically disclaims beneficial ownership of 21,900 shares owned by the Agnes Clay Pringle Trust of which he is a trustee, Mr. Hancock specifically disclaims beneficial ownership of 158,400 shares owned by the A.B. Hancock, Jr. Marital Trust of which he is the trustee, of 18,060 shares owned by the Waddell Walker Hancock II Trust of which he is a trustee, of 18,060 shares owned by the Nancy Clay Hancock Trust of which he is a trustee and of 12,086.66 shares held by the ABC Partnership of which he is a general partner.

(4) Directors Emeriti are entitled to attend meetings of the Board of Directors but do not have a vote on matters presented to the Board. The Bylaws provide that once a director is 72 years of age, he may not stand for re-election but shall assume Director Emeriti status as of the annual meeting following his current term of service as a director. The Chairman of the Board may continue to serve as a director notwithstanding this provision.


Compensation and Committees of the Board of Directors

           Five (5) meetings of the Board of Directors were held during the last fiscal year. During 1998, directors, other than Directors Emeriti, were paid $750 for each meeting of the Board of Directors that they attended. Directors were paid $750 for each committee meeting they attended and each teleconference meeting in which they participated. Directors who did not reside in Louisville were reimbursed for their travel expenses. Directors, other than Directors Emeriti, received a retainer of $6,000 for 1998 and Directors who served as committee chairmen received an additional $2,000 for a total retainer of $8,000 for 1998. The Chairman of the Board of Directors received an additional $5,000 for a total retainer of $11,000 for 1998. Directors Emeriti were not paid any compensation for attending meetings. They were entitled to have their expenses reimbursed.

           The Company has four (4) standing committees: the Executive, Audit, Compensation and Racing Committees. No Director Emeritus serves on any Board committee.

                               Executive Committee

           The Executive Committee is authorized, subject to certain limitations set forth in the Company's Bylaws, to exercise the authority of the Board of Directors between Board meetings. The members of the Executive Committee for 1998 were as follows:

                                 J. David Grissom, Chairman
                                 William S. Farish
                                 Charles W. Bidwill, Jr.
                                 Carl F. Pollard

Thirteen (13) meetings of the Executive Committee were held during the last fiscal year.
                                 Audit Committee

           The Audit Committee is responsible for annually examining the financial affairs of the Company, including consultation with the Company's auditors. The members of the Audit Committee for 1998 were as follows:

 January 1998 - May 1998                       June 1998 - December 1998
 -----------------------                       -------------------------

Darrell R. Wells, Chairman                     Darrell R. Wells, Chairman
G. Watts Humphrey, Jr.                         Daniel P. Harrington
W. Bruce Lunsford                              G. Watts Humphrey, Jr.
Carl F. Pollard                                W. Bruce Lunsford
                                 Carl F. Pollard

One (1) meeting of the Audit Committee was held during the last fiscal year.

                             Compensation Committee

           The Compensation Committee administers the Company's executive compensation plans, including its Supplemental Benefit Plan, any incentive compensation plan, any deferred compensation plan, any stock option plan and any employee stock purchase plan, and reviews and recommends to the Board of Directors actions on the compensation of the Company's Chief Executive Officer. The Compensation Committee consists of not fewer than two (2) directors who are not officers or employees of the Company or any of its subsidiaries. The members of the Compensation Committee for 1998 were as follows:

                          January 1998 - December 1998

                           Frank B. Hower, Jr., Chairman
                           W. Bruce Lunsford
                           Dennis D. Swanson
                           Darrell R. Wells

Two (2) meetings of the Compensation Committee were held during the last fiscal year.
                                Racing Committee

           The Racing Committee is responsible for the Company's contracts and relations with horsemen, jockeys and others providing horse racing related services. The members of the Racing Committee for 1998 are as follows:

         January 1998 - May 1998               June 1998 - December 1998

         Seth W. Hancock, Chairman             Seth W. Hancock, Chairman
         Catesby W. Clay                       G. Watts Humphrey, Jr.
         G. Watts Humphrey, Jr.                Carl F. Pollard
         Carl F. Pollard

No meeting of the Racing Committee was held during the last fiscal year.

           The Company does not have a standing nominating committee. All directors serving as Class I, II or III directors, except Mr. Modell, attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the meetings of the committees on which they served.

          Proposed Amendment to the Company's Articles of Incorporation
                  to Increase the Authorized Common Stock from
                         20,000,000 to 50,000,000 Shares
                                (Proposal No. 2)

           The Company's Board of Directors has adopted and recommended to the shareholders a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock no par value from 20,000,000 to 50,000,000 shares. On April 15, 1999, there were 7,525,041 shares of Common Stock outstanding. If the amendment is adopted, approxi mately 42,500,000 shares of Common Stock would be authorized and unissued. At December 31, 1998, there were 700,000 shares of Common Stock reserved for issuance pursuant to the existing stock option plans of the Company. In addition, 100,000 shares are reserved for issuance pursuant to the employee stock purchase plan of the Company. There are no preemptive rights relating to the Common Stock. Except to the extent that the Company may issue shares of Common Stock reserved therefor pursuant to its stock purchase and stock option plans, the Company has not entered into any agreements or understandings, and has no present plans, for the issuance of additional shares of common stock, but desires to have such shares available for future issuances as the need may arise. No further shareholder approval would be required prior to the issuance of the additional shares authorized by this amendment subject, however, to the rules of the Nasdaq Stock Market which require shareholder approval of certain share issuances.

           The Board of Directors' purpose in proposing the increase in the number of authorized shares of Common Stock is to have shares available for future issuances and splits from time to time as and when the Board of Directors determines that such issuances and splits may be desirable. The additional shares of Common Stock could be used to dilute the stock ownership of a person seeking to obtain control of the Company or could be privately placed with purchasers who would support the Board of Directors in opposing a hostile takeover attempt. This proposal to amend the Articles of Incorporation is not a response to any effort of which the Company is aware to accumulate Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders. The Board of Directors does not presently contemplate recommending the adoption of any other amendments to the Articles of Incorporation which could be construed to affect the ability of third parties to take over or change control of the Company.

           The  current  Articles  of  Incorporation  and Bylaws of the  Company
contain other provisions which could be viewed as discouraging takeovers, including a staggered Board of Directors, authorized but unissued preferred stock with respect to which the Board of Directors retains the power to determine voting rights, limitations on the ability to call special meetings of shareholders of the Company, and procedures to be complied with in order for a matter to be properly before a meeting of shareholders. Under Kentucky law, shareholders of the Company have cumulative voting rights in the election of directors. The adoption of this proposed amendment to the Articles of Incorporation of the Company may render more difficult or discourage certain transactions such as a merger, tender offer or proxy contest or assumption of control by a holder of a larger block of the Company's securities and the removal of incumbent management, but the Board of Directors believes that encouraging potential acquirors to negotiate with the Board of Directors on a potential acquisition is in the best interest of the Company.

           In addition to Common Stock, under the current Articles of Incorporation of the Company the Company is authorized to issue 250,000 shares of preferred stock, no par value per share, in series. As of April 15, 1999, there were no such shares of preferred stock outstanding, but pursuant to a shareholder rights plan adopted by the Company on March 19, 1998 (the "Rights Plan"), rights have been issued to the holders of the Common Stock of the Company pursuant to such plan entitling such holders, subject to the terms of such plan, to acquire shares of preferred stock of the Company.

           Pursuant to the Rights Plan, on March 19, 1998, the Board of Directors declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock to shareholders of record at the close of business on March 30, 1998 (the "Record Date"). The description and terms of the Rights are set forth in a Rights Agreement dated as of March 19, 1998 (the "Rights Agreement") between the Company and Fifth Third Bank, as Rights Agent.

           Prior to the Distribution Date (hereinafter defined), the Rights shall be represented by the certificates for shares of Common Stock. Separate right certificates shall be distributed to shareholders as soon as practicable after the Distribution Date. The Rights will expire on the tenth anniversary of the effective date of the Rights Agreement (the "Expiration Date") unless earlier redeemed or canceled by the Company as provided below. Initially, the Rights will not be exercisable. The Rights will become exercisable upon the earlier of (a) the tenth business day (or such later date as may be determined by the Board) after such time as the Company learns that a person or group (including any affiliate or associate of such person or group) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (such person or group being called an "Acquiring Person") unless provisions intended to prevent accidental triggering of the Rights apply, and (b) such date, if any, as may be designated by the Board of Directors of the Company following the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for outstanding Common Stock which could result in such person or group becoming the beneficial owner of 15% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"). Each Right shall be exercisable for 1/1,000 of a share of Series 1998 Preferred Stock (the "Preferred Stock") (as described below) at a purchase price (the "Purchase Price") of $80.00, subject to adjustment. Prior to the Distribution Date, the Rights shall be transferable only with the related shares of Common Stock and shall automatically be transferred with such shares. After the Distribution Date, the Rights shall be separately transferable and the Company will provide Right Certificates to all holders of Common Stock.

           The terms of the Preferred Stock provide that each 1/1,000 of a share of Preferred Stock is entitled to participate in dividends and other distributions, and to vote, on an equivalent basis with one whole share of the presently constituted Common Stock of the Company. In addition, the Preferred Stock has certain minimum dividend and liquidation rights. The amount of Preferred Stock issuable upon exercise of the Rights is subject to adjustment by the Board of Directors of the Company in the event of any change in the Common Stock or Preferred Stock, whether by reason of share dividends, share splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock or Preferred Stock or otherwise.

           Subject to provisions of the Rights Plan, at such time as there is an Acquiring Person, proper provision shall be made so that the holder of each Right will thereafter have the right to receive, upon exercise thereof, for the Purchase Price, that number of thousandths of a share of Preferred Stock equal to the number of shares of Common Stock which at the time of such transaction would have a market value of twice the Purchase Price (the "flip-in"). Any Rights that are or were beneficially owned by an Acquiring Person on or after the Distribution Date shall become null and void. In the event the Company is acquired in a merger or other business combination by an Acquiring Person that is a publicly traded corporation or 50% or more of the Company's assets or assets representing 50% or more of the Company's earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person that is a publicly traded corporation, each Right will entitle its holder to purchase, for the Purchase Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the Purchase Price (the "flip-over"). In the event the Company is acquired in a merger or other business combination by an Acquiring Person that is not a publicly traded entity or 50% or more of the Company's assets or assets representing 50% or more of the earning power of the Company are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person that is not a publicly traded entity, each Right will entitle its holder to purchase, for the Purchase Price, at such holder's option,

           A. that number of shares of the surviving corporation in the transaction with such entity (or, at such holder's option, of the surviving corporation in such acquisition, which could be the Company) which at the time of the transaction would have an aggregate book value of twice the Purchase Price or

           B. that number of shares of such entity which at the time of the transaction would have a book value of twice the Purchase Price or

           C. if such entity has affiliates which have publicly traded common shares, that number of common shares of the affiliate with the greatest aggregate market value on the transaction date, which at the time of the transaction would have a market value of twice the Purchase Price.

           Any Rights that are or were beneficially owned by an Acquiring Person on or after the Distribution Date shall become null and void. The "flip-over" provision only applies to a merger or similar business combination with an Acquiring Person, and it does not apply to a merger or business combination with any party which has not triggered the "flip-in" provision.

           The Rights are redeemable by the Board of Directors at a redemption price of $.01 per Right (the "Redemption Price") any time prior to the earlier of (a) the tenth business day (or such later date as may be determined by the Board) after such time as there becomes an Acquiring Person and (b) the Expiration Date. Immediately upon the action of the Board electing to redeem the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

           Rights agreements generally provide a significant deterrent to attempts to acquire control of a corporation without the approval of the board of directors. The Rights would cause substantial dilution to a person or group that attempts to acquire control without Board approval. The Rights, however, should not affect any prospective offeror willing to make an offer for all outstanding shares of the Common Stock at a fair price and otherwise in the best interest of the Company and its shareholders as determined by the Board of Directors or affect any prospective offeror willing to negotiate with the Board of Directors.

           The adoption of this proposed amendment to the Articles of Incorporation of the Company requires that the number of votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal. The complete text of the proposed amendment to the Articles of Incorporation is set forth on Appendix A hereto; however, such text is subject to change as may be required by the Kentucky Secretary of State.

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THIS PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.

             Compensation Committee Report on Executive Compensation

           Under rules established by the SEC, the Compensation Committee is required to disclose: (1) the Compensation Committee's compensation policies applicable to the Company's executive officers; (2) the relationship of executive compensation to Company performance; and (3) the Compensation Committee's bases for determining the compensation of the Company's Chief Executive Officer ("CEO"), Thomas H. Meeker, for the most recently completed fiscal year. Pursuant to these requirements, the Compensation Committee has prepared this report for inclusion in the Proxy Statement.

           The Compensation Committee consists of four (4) independent Directors, none of whom has ever been employed by the Company. The Compensation Committee annually reviews executive officer compensation and makes recommendations to the Board of Directors on all matters related to the structure of the Company's executive compensation programs. The Compensation
Committee's authority and oversight extend to total executive compensation, including base salaries, incentive and other compensation programs, supplemental benefit plans, stock option plans and stock purchase plans, for the Company as well as the administration of the employment contracts of the Company's chief executive officer and chief financial officer. The Compensation Committee also reviews compensation data from comparable companies.

           The fundamental philosophy of the Compensation Committee is to assure that the Company's compensation program for executive officers links pay to business strategy and performance in a manner which is effective in attracting, motivating and retaining key executives while also providing performance incentives which will inure to the benefit of executive officers and shareholders alike. The objective is to provide total compensation commensurate with Company performance by combining salaries and benefits that are competitive in the marketplace with incentive opportunities established by the Compensation Committee which are competitive with median levels of competitors' incentive compensation. The Compensation Committee has determined that as an executive's level of responsibility increases, a greater portion of his or her compensation should be based upon the Company's performance. The Compensation Committee also believes that the Company's compensation program should include an individual performance component to reward employees whose job performance does not directly affect revenues.

           The Compensation Committee has structured executive compensation based upon this philosophy. There are three (3) basic elements of the Company's executive compensation program, each determined by individual and corporate performance: (1) base salary compensation, (2) annual variable performance incentive compensation earned under the Company's 1997 Incentive Compensation Plan (the "ICP") and (3) stock option grants made under the Company's 1993 Stock Option Plan (the "1993 Option Plan"), and stock option grants and stock appreciation rights under the Company's 1997 Stock Option Plan (the "1997 Option Plan") (the 1993 Option Plan and the 1997 Option Plan are, collectively, the "Option Plans").

           Base salaries are targeted to be competitive with similar positions in comparable companies. In determining base salaries, the Compensation Committee also takes into account individual experience and performance and issues specific to the Company.

           The ICP is designed to reward employees' short term performance by providing for the award of a cash bonus if annual goals based upon the Company's pre-tax earnings, as well as the performance of the employee and the center in which the employee works, are achieved. The award of bonuses is based initially on the Company's achievement of certain target pre-tax earnings goals established by the Compensation Committee. The amount of each bonus is then determined by the Company's performance (measured by earnings (computed before taxes but after recognition of awards made under the ICP)), the center in which that employee works and that employee's performance.

           The third component of executive compensation is the 1993 Option Plan and the 1997 Option Plan. The Compensation Committee believes that the granting of options and stock appreciation rights to officers of the Company, including Mr. Meeker, will further the Company's goals of attracting, motivating and retaining employees while also providing compensation which links pay to the Company's long-term performance. During 1998, all officers were granted a total of 17,457 nonqualified stock options and 34,309 incentive stock options. All these options are exercisable on November 18, 2001 and all were granted under the 1997 Plan. The Option Plans provide for cashless exercises through broker's transactions.

           The Compensation Committee believes that the Option Plans are integral to a performance based compensation package because of their reward based upon the Company's long-term performance. The Option Plans allow the Company to further tie compensation to performance of the Company with a possibility of increasing the total compensation package of its executives without an equivalent cash outlay by the Company.

           Mr. Meeker was employed as President and Chief Executive Officer of the Company in October 1984 under an annually renewing three-year contract. Each year, Mr. Meeker's base salary is set by the Committee after considering the Company's overall financial performance in light of the Company's strategic development initiatives. For 1998, Mr. Meeker's annual base salary was set at $300,000. Mr. Meeker's base salary is adjusted periodically to incorporate cost of living increases and to keep his salary competitive with similar positions in comparable companies. This approach reflects the Committee's philosophy to shift a great portion of Mr. Meeker's overall compensation to sources based upon the Company's overall performance.

                                                          Compensation Committee
                                                             Frank B. Hower, Jr.
                                                               W. Bruce Lunsford
                                                               Dennis D. Swanson
                                                                Darrell R. Wells

           Compensation Committee Interlocks and Insider Participation

           The Company is unaware of any relationships among its officers and directors which would require disclosure under this caption.

                                Performance Graph

           Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of each of a peer group index and the Wilshire 5000 index for the period of approximately five (5) fiscal years commencing January 1, 1994 and ending December 31, 1998. The companies used in the peer group index consist of Hollywood Park Operating Co., Canterbury Park Holding Corp., Dover Downs Entertainment and Penn National Gaming, which are all of the publicly traded companies known to the Company to be engaged primarily in thoroughbred racing in the continental United States and to be publicly traded for at least five (5) years. Fair Grounds Corp. and International Thoroughbred Breeders, Inc., previously a part of the peer group index, are no longer included in the peer group because each is no longer publicly traded. The Meditrust Companies (previously known as Santa Anita Operating Co.), also previously a part of the peer group index, is no longer included in the peer group because of the sale of Santa Anita Racetrack in 1998, its only thoroughbred racing asset. The Wilshire 5000 equity index measures the performance of all United States headquartered equity securities with readily available price data. The graph depicts the result of an investment of $100 in the Company, the Wilshire 5000 index and the peer group companies. Since the Company has historically paid dividends on an annual basis, the performance graph assumes that dividends were reinvested annually.


                        Dec-93      Dec-94       Dec-95       Dec-96        Dec-97       Dec-98
Churchill Downs          $100         82           66           69            86           131
Peer Group               $100         37           38           72            87            57
Wilshire 5000            $100         97          130          155           200           243


                             Executive Compensation

           The following table sets forth the remuneration paid during the last three (3) fiscal years by the Company to [i] Mr. Meeker, the President and CEO of the Company, and [ii] each of the Company's four (4) most highly compensated executive officers in fiscal year 1998 (collectively the "named executive officers").

                           SUMMARY COMPENSATION TABLE


                                                                              LONG  TERM
                                 ANNUAL COMPENSATION                         COMPENSATION


                                                                               Securities
                                                               Other           Underlying
    Name and                                                   Annual         Options/SARS        All Other
Principal Position    Year    Salary        Bonus(1)        Compensation (2)    (#)(3)         Compensation (4)
Thomas H. Meeker,     1998    $300,000      $202,500        $55,200            18,078          $14,671
President, Chief      1997     285,000       192,370         51,406            30,000           15,125
Executive Officer     1996     260,000       175,500         51,406           127,400           15,522
and Director
Robert L. Decker,     1998     176,800        92,820          -0-               5,408           12,628
Executive Vice        1997     134,038(5)     89,250          -0-              28,000           99,157(5)
President and Chief   1996       -0-           -0-            -0-               -0-              -0-
Financial Officer


Dan L. Parkerson,     1998     110,240        54,982          -0-               1,686           13,039
Senior Vice           1997     105,763        54,259          -0-               3,768           13,087
President, Property   1996      99,840        52,416          -0-              20,000            9,465
Management
Jeffrey M. Smith,     1998     109,200        50,737          -0-               2,868           12,040
President -           1997     104,762        52,369          -0-               3,734           12,108
Churchill Downs       1996      98,800        51,870          -0-              26,000            8,818
Management
Company
Alexander M.          1998     125,000        62,125          -0-               3,199           11,887
Waldrop, Senior       1997     105,603        55,650          -0-               3,768           11,822
Vice President and    1996      95,680        50,232          -0-              26,000            8,538
General Manager


------------------

(1) In 1996, 1997 and 1998, bonuses were paid in cash pursuant to the Company's Incentive Compensation Plans then in effect. See "Compensation Committee Report on Executive Compensation."

(2) Includes the expense of a Supplemental Benefit Plan of which Mr. Meeker is currently the only participant. See the Compensation Committee Report on Executive Compensation above and discussion regarding the Supplemental Benefit Plan below.

(3) On June 3, 1996, 155,400 existing options to the named executive officers, except Mr. Decker, were canceled and an equal number of options were issued to the named executive officers.

(4) Consists of life insurance premiums paid by the Company with respect to certain term life insurance payable on the officer's death to beneficiaries designated by him and, further, includes amounts contributed by the Company to the officer's account under the Company's Profit Sharing Plan. Amounts attributable to such term life insurance are as follows:


                  Mr. Meeker       Mr. Decker      Mr. Parkerson    Mr. Smith        Mr. Waldrop
      1998        $3,168           $1,749          $1,534           $586             $408
      1997         2,980            1,392           1,458            557              330
      1996         2,592             -0-              864            302              290


    Pursuant to the Company's Profit Sharing Plan, the Company matches employees' contributions (which are limited to 12% of annual compensation up to $10,000 for calendar year 1998) up to 2% of quarterly contributions and also makes discretionary contributions. Amounts contributed by the Company, including discretionary contributions, on behalf of the named executive officers are as follows:

                  Mr. Meeker       Mr. Decker      Mr. Parkerson    Mr. Smith        Mr. Waldrop
      1998        $11,503          $10,879         $11,505          $11,454          $11,479
      1997         12,145            -0-            11,629           11,551           11,492
      1996         12,930            -0-            8,601             8,516            8,248

(5) Mr. Decker was employed by the Company in March 1997, and his compensation for 1997 reflects less than twelve months of service. All other compensation for Mr. Decker during 1997 includes $97,765 of the Company's reimbursement of relocation expenses.

    The following table provides information with respect to the named executive officers concerning options granted during 1998:

                                    OPTION GRANTS IN LAST FISCAL YEAR

                                        % of Total Options
                             Options          Granted to                                          Grant Date
                             Granted          Employees           Exercise or      Expiration    Present Value
        Name                 (#)(1)    Fiscal Year '98 (%)(6)    Base Price ($)       Date          ($)(7)
        ----                 -------   ----------------------    --------------    ----------    -------------
Thomas H. Meeker (2)         18,078           34.92%               $32.50          11/17/2008     $188,287
Robert L. Decker (3)          5,408           10.45%               $32.50          11/17/2008       56,329
Dan L. Parkerson (4)          1,686            3.26%               $32.50          11/17/2008       17,561
Jeffrey M. Smith (4)          2,868            5.54%               $32.50          11/17/2008       29,873
Alexander M. Waldrop (5)      3,199            6.18%               $32.50          11/17/2008       33,320

------------------
(1) The 31,239 options granted in 1998 to the named executive officers are composed of incentive stock options, as defined under the Internal Revenue Code of 1986, as amended, and non-qualified stock options. The exercise price of these options, whether incentive stock options or non-qualified stock options, is the fair market value of the shares on the date of their grant.
(2) Of the 18,078 options granted to Mr. Meeker, 3,076 are incentive stock options and 15,002 are non-qualified stock options, all of which vest on the third anniversary of the date of grant (November 18, 2001). All these options were granted under the 1997 Plan.
(3) Of the total of 5,408 options granted to Mr. Decker in 1998, (i) 3,076 are incentive stock options and (ii) 2,332 are non-qualified stock options, all of which vest on the third anniversary of the date of grant (November 18, 2001) and all of which were granted under the 1997 Plan.
(4) The 1,686 options granted to Mr. Parkerson and 2,868 options granted to Mr. Smith , which represent all of the options granted to these named executive officers in 1998, are incentive stock options which vest on the third anniversary of the date of grant (November 18, 2001). All of the options granted to Mr. Parkerson and to Mr. Smith were granted under the 1997 Plan.
(5) Of the 3,199 options granted to Mr. Waldrop, 3,076 are incentive stock options and 123 are non-qualified stock options. All these options vest on the third anniversary of the date of grant (November 18, 2001), and all were granted under the 1997 Plan.
(6) Although a stock option grant was made during 1998 to Richard Schnaars, who is now no longer employed by the Company, that grant (1,912 shares underlying the option) was canceled upon his cessation of employment, and those shares are not included in this calculation.

(7) The fair market value of each stock option granted is estimated on the date of grant using the Black - Scholes option pricing model with the following weighted-average assumptions for grants in 1998, respectively: dividend yield of 1.5385 % in 1998; risk-free interest rate of 5.75%; and the expected lives of options are 6.5 years, and a volatility of 24.85% for all grants.

           The following table provides information with respect to the named executive officers concerning unexercised options held as of December 31, 1998:

                        AGGREGATE YEAR-END OPTION VALUES


                                                                 Number of Securities   Value of Unexercised
                                                                    Underlying             In-the-Money
                                                                 Unexercised Options    Options at year end
                        Shares Acquired on                         at year end (#)            ($)(1)
                            Exercise                                Exercisable/          Exercisable/
     Name                      (#)           (Value Realized ($)   Unexercisable         Unexercisable

Thomas H. Meeker                0                   $0              144,400/61,078      $1,693,812/583,906
Robert L. Decker                0                    0                 0/33,408               0/380,517
Dan L. Parkerson                0                    0               21,500/9,454          259,290/103,238
Jeffrey M. Smith                0                    0               28,000/10,602         327,320/109,731
Alexander M. Waldrop            0                    0               28,000/10,967         327,320/112,412


-----------------------------
(1) Closing bid as of the last trading day of 1998 (December 31, 1998) minus the exercise price. The closing bid was $32.875.

    The Company maintains a Supplemental Benefit Plan (the "Plan") in which Mr. Meeker is currently the only participant. The Plan provides that if a participant remains in the employ of the Company until age 55 or becomes totally and permanently disabled, the participant will be paid a monthly benefit equal to 45% of the "highest average monthly earnings," as defined in the Plan, prior to the time of disability or age 55, reduced by certain other benefits as set forth in the Plan. Benefits commence at retirement on or after attainment of age 55, and continue as a 50% joint and survivor annuity. The benefit payable under the Plan is increased by 1% for each year Mr. Meeker remains in the employment of the Company after age 55, to a maximum benefit of 55% of the highest average monthly earnings at age 65. The Plan further provides that the monthly benefit will be reduced by [a] 100% of the primary insurance amount under social security payable to a participant determined as of the later of the participant's retirement date or attainment of age 62; [b] 100% of the participant's monthly benefit calculated in the form of a 50% joint and survivor annuity under the Company's terminated Pension Plan; [c] 100% of the monthly income option calculated as a 50% joint and survivor annuity from the cash surrender value of all life insurance policies listed on a schedule attached to the participant's plan agreement; and [d] 100% of the employer contributions and any employee contributions up to a maximum of $2,000 per year allocated to the participant's accounts under the Company's Profit Sharing Plan, calculated in the form of a 50% joint and survivor annuity payable on his retirement date. If Mr. Meeker retires at age 59 or later (a) the reduction for Social Security is 50% of the primary insurance amount rather than 100% of that amount; (b) the reduction for the life annuity from the life insurance cash surrender value is eliminated; and (c) the reduction for the life annuity from employee contributions to the Company's Profit Sharing Plan is eliminated. The estimated annual benefit payable at age 65 to Mr. Meeker under the Plan is $137,397. This estimate is based upon the following assumptions: (a) 8% annual earnings under the Company's Profit Sharing Plan; (b) Mr. Meeker's salary remains constant, and (c) the maximum wage base for determining the Social Security offset remains constant.

Employment Agreement and Change in Control Agreement

           Mr. Meeker was employed as President and Chief Executive Officer of the Company in October 1984 under an annually renewing three-year contract. Mr. Meeker's compensation for 1999 includes a base salary of $312,000 per year, reimbursement for travel and entertainment expenses (including his wife's travel expenses on the Company's business), provision of an automobile, payment of dues for one (1) country club and any other professional or business associations, and a $250,000 life insurance policy. Mr. Meeker's employment may be terminated by the Company prior to the expiration of his employment agreement only if he willfully fails to perform his duties under his employment agreement or otherwise engages in misconduct that injures the Company. Pursuant to Mr. Meeker's employment agreement, in the event of both a "change in control" of the Company and, within one (1) year of such "change in control," either termination of Mr. Meeker's employment by the Company without "just cause" or his resignation, the Company will pay to Mr. Meeker an amount equal to three (3) times his average annual base salary over the prior five (5) years. A "change in control" is defined generally to include the sale by the Company of all or substantially all of its assets, a consolidation or merger involving the Company, the acquisition of over 30% of the Common Stock in a tender offer or any other change in control of the type which would be required to be reported under the Federal securities laws; however, a "change in control" will not be deemed to have occurred in the case of a tender offer or change reportable under the Federal securities laws, unless it is coupled with or followed by the election of at least one-half of the directors of the Company to be elected at any one (1) election and the election of such directors has not been previously approved by at least two-thirds of the directors in office prior to such change in control.

           In March of 1997, the Company and Mr. Decker entered into an employment agreement whereby Mr. Decker was employed as the Company's Senior Vice President, Finance and Development, and Chief Financial Officer. As of January 1999, Mr. Decker became the Company's Executive Vice President and Chief Financial Officer. Mr. Decker's compensation for 1999 includes a base salary of $183,872, reimbursement for reasonable travel and entertainment expenses (including his wife's travel expenses on the Company's business), provision of an automobile, payment of dues for one (1) country club and a mutually acceptable number of professional or business clubs and associations. The Company may terminate Mr. Decker and Mr. Decker may resign at any time. If the Company terminates Mr. Decker without just cause, then the Company must pay to Mr. Decker one (1) year's base salary. "Just cause" means the willful and continued failure by Mr. Decker to substantially perform his duties, the willful engaging by Mr. Decker in misconduct which is materially injurious to the Company, monetarily or otherwise, or the willful violation by Mr. Decker of the terms of his employment agreement

                 Certain Relationships and Related Transactions

           During the past fiscal year, the Company did not engage in any transactions in which any director, officer or 5% shareholder of the Company had any material interest, except as described below.

           Directors of the Company may from time to time own or have interests in horses racing at the Company's tracks. All such races are conducted, as applicable, under the regulations of the Kentucky Racing Commission or the Indiana Horse Racing Commission, and no director receives any extra or special benefit with regard to having his horses selected to run in races or in connection with the actual running of races.

           One or more directors of the Company have an interest in business entities which contract with the Company or Hoosier Park, L.P. ("Hoosier Park"), the Company's affiliate, for the purpose of simulcasting the Kentucky Derby and other races and the acceptance of intrastate or interstate wagers on such races. In such case, no extra or special benefit not shared by all others so contracting with the Company is received by any director or entity in which such director has an interest.

           Mr. Charles W. Bidwill, Jr., a director and five percent (5%) owner of the Company, is the Chairman and a 14.2% owner of National Jockey Club. In 1998, National Jockey Club and the Company were parties to a simulcasting contract whereby National Jockey Club was granted the right to simulcast the Company's races, including the Kentucky Oaks - Grade I race and the Kentucky Derby - Grade I race. In consideration for these rights, National Jockey Club paid to the Company 5% of its gross handle on the Kentucky Oaks - Grade I race and the Kentucky Derby Grade I race and 3.25% of its gross handle on the other simulcast races. In 1998, National Jockey Club and Hoosier Park were parties to a simulcasting contract whereby National Jockey Club was granted the right to simulcast Hoosier Park's thoroughbred races. In consideration for these rights, National Jockey Club paid to Hoosier Park 2% to 2 1/2% of its gross handle on the simulcast races. National Jockey Club and Hoosier Park were also parties to a simulcasting contract whereby Hoosier Park was granted the right to simulcast National Jockey Club's thoroughbred races. In consideration for these rights, Hoosier Park paid to National Jockey Club 3.0 % of its gross handle on the simulcast races. For purposes of these and other simulcast contracts, gross handle is defined as the total amount wagered by patrons on the races at the receiving facility less any money returned to the patrons by cancels and refunds. These simulcast contracts are uniform throughout the industry and the rates charged were substantially the same as rates charged to other parties who contracted to simulcast the same races. In 1998, the Company and Hoosier Park simulcasted their races to over 1,000 locations in the United States and selected international sites. National Jockey Club received no extra or special benefit as a result of the Company's relationship with Mr. Bidwill.

           Thomas H. Meeker, President and Chief Executive Officer of the Company, is currently indebted to the Company in the principal amount of $65,000, represented by his demand note bearing interest at 8% per annum
(payable quarterly) and payable in full upon termination of Mr. Meeker's employment with the Company for any reason. This indebtedness arose in connection with Mr. Meeker's initial employment, pursuant to the terms of which he was granted a loan by the Company for the purpose of purchasing the Company's Common Stock.

                         Independent Public Accountants

           At its meeting held on March 16, 1999, the Board of Directors adopted the recommendation of the Audit Committee and selected PriceWaterhouseCoopers, formerly known as Coopers & Lybrand, L.L.P. ("Coopers"), to serve as the Company's independent public accountants and auditors for the fiscal year ending December 31, 1999. Coopers has served as the Company's independent public accountants and auditors since the Company's 1990 fiscal year.

           Representatives of Coopers are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

                Approval of Minutes of 1998 Shareholders' Meeting
                       and Other Matters (Proposal No. 3)

           The Board of Directors does not know of any matters to be presented to the Annual Meeting other than those specified above, except matters incident to the conduct of the Annual Meeting and the approval by a majority of the shares represented at the Annual Meeting of minutes of the 1998 Annual Meeting which approval does not amount to ratification of actions taken thereat. If, however, any other matters should come before the Annual Meeting, it is intended that the persons named in the enclosed Proxy, or their substitutes, will vote such Proxy in accordance with their best judgment on such matters.

                            Proposals by Shareholders

           Any shareholder proposal that may be included in the Board of Directors' Proxy Statement and Proxy for presentation at the Annual Meeting of Shareholders to be held in 2000 must be received by the Company at 700 Central Avenue, Louisville, Kentucky 40208, Attention of the Secretary, no later than December 30, 1999. Pursuant to the Company's bylaws, proposals of shareholders intended to be presented at the Company's 2000 annual meeting of shareholders must be received by the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Accordingly, any shareholder proposals intended to be presented at the 2000 annual meeting of shareholders of the Company must be received in writing by the Company at its principal executive offices not later than March 19, 2000, nor sooner than February 18, 2000. Any proposal submitted before or after those dates will be considered untimely, and management proxies will be allowed to use their discretionary voting authority if the proposal is raised at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS.

                                        THOMAS H. MEEKER
                                        President and Chief Executive Officer

                                        REBECCA C. REED
                                        Senior Vice President,
                                        General Counsel and Secretary
Louisville, Kentucky
April 28, 1999



                    PLEASE SIGN AND RETURN THE ENCLOSED PROXY
                       IF YOU CANNOT BE PRESENT IN PERSON

                                   APPENDIX A


                                   ARTICLE VII

                                  CAPITAL STOCK

           The corporation shall be authorized to issue 50,000,000 shares of common stock of no par value (the "Common Stock"), and 250,000 shares of preferred stock of no par value in such series and with such rights, preferences and limitations, including voting rights, as the Board of Directors may determine (the "Preferred Stock").

    A. The Common Stock. Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

    B.     The Preferred Stock.

           1. Shares of the Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the corporation. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends (if any) thereon shall be cumulative, if made cumulative. The relative preferences, participating, optional and other special rights of each such series, and limitations thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors of the corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of the Preferred Stock, the designation, relative preferences, participating, optional and other special rights and limitations thereof, if any, of such series, including but without limiting the generality of the foregoing, the following:

           [a] The distinctive designation of, and the number of shares of the Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

           [b] The rate and times at which, and the terms and conditions upon which dividends, if any, on shares of the series may be paid, the extent of preference or relation, if any, of such dividend to the dividends payable on any other class or classes of stock of the corporation, or on any series of the Preferred Stock or of any other class of stock of the corporation, and whether such dividends shall be cumulative or non-cumulative;

           [c] The right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of the corporation, or of any series of the Preferred Stock and the terms and conditions of such conversion or exchange;

                                       A,1

           [d] Whether shares of the series shall be subject to redemption and the redemption price or prices and the time or times at which, and the terms and conditions upon which shares of the series may be redeemed;

           [e] The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the corporation;

           [f] The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

           [g] The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of the Preferred Stock as a class, to vote more or less than one vote per share on any or all matters voted upon by the stockholders and to elect one or more directors of the corporation in the event there shall have been a default in the payment of dividends on any one or more series of the Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may fix.

    C.     Other Provisions.

           1. The relative preferences, rights and limitations of each Series of Preferred Stock in relation to the preferences, rights and limitations of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Article VII, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other Series of Preferred Stock.

           2. Subject to the provisions of Subparagraph 1 of this Paragraph C, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.


                                       A,2

                                      PROXY

                          CHURCHILL DOWNS INCORPORATED

                               700 Central Avenue
                           Louisville, Kentucky 40208


                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 17, 1999


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
           The undersigned hereby appoints Frank L. Hower, Jr. and
G. Watts Humphrey, Jr., and any of them, as Proxies with full power to appoint a substitute and hereby authorizes them to represent and to vote, as designated below, all shares of the undersigned at the Annual Meeting of Shareholders to be held on Thursday, June 17, 1999 or any adjournment thereof, hereby revoking any Proxy hereto fore given.
           The Board of Directors unanimously recommends a vote FOR the following proposals:
    1.            Election of Class III Directors (Proposal No. 1):

____ FOR all nominees listed                       ____ WITHHOLD AUTHORITY to
below (Except as marked to                         vote for all nominees listed
the contrary below)                                below

Class III Directors:             Charles W. Bidwill, Jr., Daniel P.
Harrington, Thomas H. Meeker, Carl F. Pollard, Darrell R. Wells

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below).
----------------------------------------------------------------


                                       A,3

    2.     _____ FOR             ____ AGAINST                 ____ ABSTAIN
    Proposal to approve amending the Company's Articles of
Incorporation to increase the number of authorized shares of the Company's Common Stock from 20,000,000 to 50,000,000 shares
(Proposal No. 2);
    3.     ____ FOR              ____ AGAINST                 ____ ABSTAIN
    Proposal to approve minutes of the 1998 Annual Meeting of Shareholders, approval of which does not amount to ratification of action taken thereat (Proposal No. 3); and
    4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting including matters incident to its conduct.

                          UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3, AND FOR THE ELECTION OF ALL CLASS III DIRECTORS DESIGNATED UNDER PROPOSAL NO. 1. Please sign, date and return this Proxy promptly in the enclosed envelope.
                          Dated ________________________________, 1999

                          ---------------------------------------------

                          ---------------------------------------------
                          (Please sign this Proxy exactly as name(s) appears. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title.)






                                       A,4